Exhibit 99.1

Kona Grill Announces Preliminary Fourth Quarter 2015 Restaurant Sales

- Same-Store Sales Increase 3.2% -

SCOTTSDALE, AZ – January 11, 2016─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, today announced preliminary restaurant sales for the quarter ended December 31, 2015. Restaurant sales increased 20.6% to $38.1 million, compared to $31.6 million for the same quarter last year. Same-store sales increased 3.2% compared to an increase of 3.1% in the fourth quarter of 2014.

For fiscal year 2015, restaurant sales increased 20.1% to $143.0 million, compared to $119.1 million for fiscal year 2014. The increase was driven by sales associated with the opening of seven restaurants during 2015, four of which were opened in the fourth quarter, incremental sales from five restaurants opened during 2014 and same-store sales growth of 2.0%.

Berke Bakay, President and CEO of Kona Grill, commented, “We are pleased to drive 3.2% same-store sales growth during the fourth quarter, especially given recent trends in the industry. With positive same-store sales growth in 21 of the last 22 quarters, we continue to take market share with our innovative food and drink offerings and contemporary design. Our strong sales momentum, track record of execution and a robust development pipeline make us uniquely positioned as one of the fastest growing and exciting restaurant concepts in the country.”

International Development Update

The Company recently signed a non-binding letter of intent for the development of Kona Grill restaurants in Mexico. This letter of intent is in addition to a non-binding letter of intent for development in the Middle East.

ICR Conference

The Company will be presenting at the 18th Annual ICR Conference at the JW Marriott Orlando Grande Lakes in Orlando, FL on Tuesday, January 12, 2016. Berke Bakay, President and CEO, and Christi Hing, CFO, are hosting the presentation, which will begin at 10:00 am Eastern Time. Investors and interested parties may view the investor presentation by visiting the investor relations section within the Company’s website at www.konagrill.com.

About Kona Grill

Kona Grill (NASDAQ:KONA) features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails. Kona Grill owns and operates 37 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas(2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Friendswood, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

The Company reminds investors these sales figures are preliminary estimates and could differ from final audited fourth quarter and full year results. Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and growth goals for 2016 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com